SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AUGUST TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	41- 1729485
(State or Other Juris- diction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4900 West 78th Street

Bloomington, Minnesota 55435

(Address of Principal Executive Office and Zip Code)

August Technology Corporation 1997 Stock Incentive Plan

(Full Title of the Plan)

Stanley D. Piekos

Chief Financial Officer

August Technology Corporation

4900 West 78th Street

Bloomington, Minnesota 55435

(952) 820-0080

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Robert K. Ranum, Esq.

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota  55402

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock issuable under the 1997 Stock Incentive Plan	1,200,000 shares	$9.27	$11,124,000	$1,409.41

Total:				$1,409.41

(1)                                  In addition, this Registration Statement covers (i) options and other rights to acquire the shares of Common Stock covered by this Registration Statement and, (ii) pursuant to Rule 416 under the Securities Act of 1933, an indeterminate amount of shares, options and other rights to be offered or sold pursuant to the employee benefit plan described herein which may become issuable pursuant to anti-dilution provisions of the plan.

(2)                                  Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on August 17, 2004.

The purpose of this Registration Statement is to register additional shares for issuance under the Registrant’s 1997 Stock Incentive Plan.  The contents of the Registrant’s Registration Statements on Form S-8, Reg. No. 333-45858, Reg. No. 333-67248 and Reg. No. 333-113498, are incorporated herein by reference.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington and State of Minnesota, on the 19th day of August, 2004.

AUGUST TECHNOLOGY CORPORATION
(the “Registrant”)

By	/s/ Jeff L. O’Dell
Jeff L. O’Dell, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

(Power of Attorney)

Each of the undersigned constitutes and appoints Jeff L. O’Dell and Stanley D. Piekos his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of August Technology Corporation relating to the Company’s 1997 Stock Incentive Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jeff L. O’Dell	Chief Executive Officer and Director	August 19, 2004
Jeff L. O’Dell	(principal executive officer)

/s/ Stanley D. Piekos	Chief Financial Officer	August 19, 2004
Stanley D. Piekos	(principal financial officer)

/s/ Scott A. Gabbard	Chief Accounting Officer and Vice	August 19, 2004
Scott A. Gabbard	President, Finance
(principal accounting officer)

/s/ James A. Bernards	Director	August 19, 2004
James A. Bernards

/s/ Roger E. Gower	Director	August 19, 2004
Roger E. Gower

/s/ Michael W. Wright	Director	August 19, 2004
Michael W. Wright

/s/ Linda Hall Whitman	Director	August 19, 2004
Linda Hall Whitman

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

AUGUST TECHNOLOGY CORPORATION

Form S-8 Registration Statement

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion and Consent of counsel re securities under the Plan
23.1	Consent of counsel (See Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of attorney (See Signature Page)